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                                                                    EXHIBIT 23.1

              METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES
                            500 AUSTRALIAN AVE. SOUTH,
                           WEST PALM BEACH, FL 33401


                                  July 1, 2002


Kaufman, Rossin & Co.
Certified Public Accountants
2699 South Bayshore Drive
Miami, FL 33133


Gentlemen:


In connection with your audit of the consolidated financial statements of Metropolitan Health Networks, Inc. and Subsidiaries at December 31, 2001, and the related consolidated statements of operations, changes in stockholder's equity (deficiency in assets), and cash flows for the years ended December 31, 2001 and December 31, 2000, for purposes of expressing an opinion as to whether the financial statements present fairly the financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States, you were previously provided with a representation letter under date of March 15, 2002. No information came to our attention that would cause us to believe that any of those previous representations should be modified.


To the best of our knowledge and belief, no events have occurred subsequent to December 31, 2001 and through the date of this letter that would require adjustment or disclosure in the aforementioned financial statements.


                                             Very truly yours,
                                             METROPOLITAN HEALTH NETWORKS, INC.
                                             AND SUBSIDIARIES


                                             /s/Fred Sternberg
                                             -----------------------------------
                                             Fred Sternberg
                                             Chief Executive Officer


                                             /s/ David Gartner
                                             -----------------------------------
                                             David Gartner,
                                             Chief Financial Officer